Exhibit 99.6

Contact:

Kevin Gilbert    312.366.2633

The Female Health Company / Veru Healthcare Announces That BMO Harris Bank, N.A. Approves Amendment to Maintain Existing $10 Million Credit Facility

MIAMI – November 29, 2016 – The Female Health Company / Veru Healthcare (NASDAQ-CM: FHCO) (FHC) today announced that it has completed an amendment to its existing $10 million revolving credit facility with BMO Harris Bank, N.A.  FHC recently completed a transformational merger with Aspen Park Pharmaceuticals, Inc. (APP), a company focused on the development and commercialization of pharmaceutical and consumer health products for men’s and women’s health and oncology.  The credit facility was approved and amended because of the merger, and as a result of the amendment the credit line is now available in accordance with its terms.

“The amended credit agreement increases our financial flexibility which allows more working capital for general corporate purposes,” said Mitchell Steiner, M.D. President and Chief Executive Officer of The Female Health Company / Veru Healthcare.

The revolving credit facility is secured by a lien against substantially all of the company’s assets and expires on December 29, 2017.

About The Female Health Company / Veru Healthcare

The Female Health Company / Veru Healthcare is a medical therapeutics company, with a focus on the development and commercialization of pharmaceuticals that qualify for the FDA's 505(b)(2) accelerated regulatory approval pathway as well as the 505(b)(1) pathway.  The Company does business both as "Veru Healthcare" and as "The Female Health Company" and is organized as follows:

•	Veru Healthcare manages the Pharmaceuticals Division, which develops and commercializes pharmaceutical products for men's and women's health and oncology.

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Veru Healthcare manages the Consumer Health and Medical Devices Division, which is focused on commercializing sexual healthcare products and devices for the consumer market, including the Company's Female Condom (FC2), which is referred to as the FC2 Female Condom®  in the consumer health products sector and as the Female Disposable Contraceptive Device (FC2) in the U.S. prescription market, and PREBOOST® medicated individual wipes which is a male genital desensitizing drug product that helps in the prevention of premature ejaculation.

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The Female Health Company manages the Global Public Health Division, which is focused on the global public health sector FC2 business.  This division markets the Company’s Female Condom (FC2) to entities, including ministries of health, government health agencies, U.N. agencies, nonprofit organizations and commercial partners, that work to support and improve the lives, health and well-being of women around the world.

More information about the Female Health Company and its products can be found at www.femalehealth.com,  www.veruhealthcare.com and www.femalecondom.org.  For corporate and investor-related information about the company, please visit www.FHCinvestor.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

The statements in this release which are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release include statements relating to the continued availability of Company's revolving credit facility and the intended use of any amounts borrowed under the facility.  These statements are based upon the Company's current plans and strategies, and reflect the Company's current assessment of the risks and uncertainties related to its business, and are made as of the date of this release.  The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events, developments or circumstances. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following:  product demand and market acceptance; competition in the Company's markets and the risk of new competitors and new competitive product introductions; risks relating to the ability of the Company to obtain sufficient financing on acceptable terms when needed to fund development and operations; risks related to the development of the Company's product portfolio, including clinical trials, regulatory approvals and time and cost to bring to market; many of the Company's products are at an early stage of development and the Company may fail to successfully commercialize such products; risks related to intellectual property, including licensing risks; government contracting risks, including the appropriations process and funding priorities, potential bureaucratic delays in awarding contracts, process errors, politics or other pressures, and the risk that government tenders and contracts may be subject to cancellation, delay or restructuring; a governmental tender award indicates acceptance of the bidder's price rather than an order or guarantee of the purchase of any minimum number of units, and as a result government ministries or other public sector customers may order and purchase fewer units than the full maximum tender amount; the Company's reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector; the economic and business environment and the impact of government pressures; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; the Company's production capacity, efficiency and supply constraints; risks related to the costs and other effects of litigation; the Company’s ability to identify, successfully negotiate and complete suitable acquisitions or other strategic initiatives; the Company’s ability to successfully integrate acquired businesses, technologies or products; and other risks detailed in the Company's press releases, shareholder communications and Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended September 30, 2015 and the Company's proxy statement filed on August 8, 2016.  These documents are available on the "SEC Filings" section of our website at www.veruhealthcare.com/investors.

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